UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2012, we entered into an Amendment to Dealer Manager Agreement and Broker-Dealer Agreement, or the Amendment, with Griffin Capital Securities, Inc., or our dealer manager. The Amendment reflects the new $10.22 price per share of common stock in the primary offering component of our initial public offering and the new $9.71 price per share of common stock offered through our distribution reinvestment plan, effective as of November 7, 2012, as well as conforming references to the dealer manager and participating broker-dealer compensation terms included in our Dealer Manager Agreement with our dealer manager dated November 7, 2011.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the Amendment, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Amendment to Griffin-American Healthcare REIT II, Inc. Dealer Manager Agreement and Participating Broker-Dealer Agreement by and between Griffin-American Healthcare REIT II, Inc. and Griffin Capital Securities, Inc., dated November 7, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

November 7, 2012	By:	Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

1.1	Amendment to Griffin-American Healthcare REIT II, Inc. Dealer Manager Agreement and Participating Broker-Dealer Agreement by and between Griffin-American Healthcare REIT II, Inc. and Griffin Capital Securities, Inc., dated November 7, 2012.